Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Second Quarter 2024 Results

For Release July 29, 2024

●	Second quarter 2024 net income of $76.4 million, increased 17% compared to second quarter of 2023 and decreased 12% compared to the first quarter 2024.

●	Second quarter 2024 diluted earnings per common share of $1.49 increased 14% compared to the second quarter of 2023 and decreased 17% compared to the first quarter of 2024.

●	Total assets of $18.2 billion surpassed any level previously reported by the Company, increasing 2% compared to March 31, 2024 and increasing 7% compared to December 31, 2023.

●	On May 13, 2024, the Company completed a common stock offering of 2.4 million shares, resulting in net proceeds of $97.7 million, which contributed to the estimated 70 basis point increase in the common equity tier I capital ratio that reached 8.7% as of June 30, 2024.

●	Tangible book value per common share reached a record-high of $31.27 and increased 30% compared to $24.14 in the second quarter of 2023 and increased 7% compared to $29.26 in the first quarter of 2024.

●	As of June 30, 2024, the Company had $7.0 billion in unused borrowing capacity with the Federal Home Loan Bank and the Federal Reserve Discount window, representing 39% of total assets.

●	The Company’s most liquid assets are in unrestricted cash, short-term investments, including interest-earning demand deposits, mortgage loans in process of securitization, loans held for sale, and warehouse repurchase agreements included in loans receivable. Taken together, with unused borrowing capacity, these totaled $12.6 billion, or 69%, of the $18.2 billion in total assets as of June 30, 2024.

●	Loans receivable of $10.9 billion, net of allowance for credit losses on loans, increased $242.7 million, or 2%, compared to March 31, 2024, and increased $805.4 million, or 8%, compared to December 31, 2023.

●	The efficiency ratio was 31.59% in the second quarter of 2024 compared to 32.71% in the second quarter of 2023 and 29.13% in the first quarter of 2024.

●	On April 30, 2024, the Company completed a $324.6 million securitization of 13 multi-family mortgage loans through a Freddie Mac-sponsored Q-Series transaction.

●	The Company redeemed all outstanding shares of the Series A Preferred Stock for $52 million on April 1, 2024, at the liquidation preference of $25.00 per share.

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank, today reported second quarter 2024 net income of $76.4 million, or diluted earnings per common share of $1.49. This compared to $65.3 million, or diluted earnings per common share of $1.31 in the second quarter of 2023, and compared to $87.1 million, or diluted earnings per common share of $1.80 in the first quarter of 2024.

“Results for the second quarter demonstrate our success in serving customers while also increasing shareholder value in any interest rate environment. Loan growth continued as we reached a new record of $18.2 billion in assets and we also achieved a record-high tangible book value of $31.27 per share, which reflected a 30% increase over the prior year. Our originate-to-sell business model that minimizes interest rate risk has proven to be successful, and our priorities remain unchanged. We have also focused on effectively managing our capital to execute our strategies for future growth by issuing common stock, entering into credit risk transfer transactions, and participating in securitizations.,” said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, “The market leading positions we hold across our businesses is a testament to the resilience and creativity that our team has demonstrated while working with customers to find effective solutions to their lending needs. These strong relationships position us to be a lender of choice and provide us with significant growth opportunities.”

Net income of $76.4 million for the second quarter 2024 increased by $11.1 million, or 17%, compared to the second quarter of 2023, primarily driven by:

●	a $22.5 million, or 21%, increase in net interest income, and

●	a $12.6 million, or 56%, decrease in the provision for credit losses related to lower loan charge-offs and relative changes to qualitative factors, which were partially offset by

●	a $19.5 million, or 594%, increase in the provision for income tax, primarily due to a $13.0 million tax benefit recorded in the second quarter of 2023 that was related to tax refunds and changes in state tax apportionment calculations.

Net income of $76.4 million for the second quarter 2024 decreased by $10.7 million, or 12%, compared to the first quarter of 2024, primarily driven by:

●	an $8.9 million lower fair market value positive adjustment to servicing rights. Results for the second quarter of 2024 included a $5.1 million positive fair market value adjustment to servicing rights compared to a $14.0 million positive fair market value adjustment to servicing rights in the first quarter of 2024, and

●	a $5.2 million increase in the provision for credit losses that reflected higher loan charge-offs and specific reserves, as well as an increase in qualitative loss factors in the multi-family loan portfolio, which were offset by a decrease in loss rates of other portfolios during the second quarter of 2024.

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Total Assets

Total assets of $18.2 billion at June 30, 2024 increased $389.8 million, or 2%, compared to March 31, 2024, and increased $1.3 billion, or 7%, compared to December 31, 2023. The increase compared to December 31, 2023 was primarily due to growth in the warehouse, multi-family, and healthcare loan portfolios.

Return on average assets was 1.72% for the second quarter of 2024 compared to 1.78% for the second quarter of 2023 and 2.07% for the first quarter of 2024.

Asset Quality

The allowance for credit losses on loans of $81.0 million, as of June 30, 2024, increased $5.3 million, or 7%, compared to March 31, 2024, and increased $9.3 million, or 13%, compared to December 31, 2023. The increase compared to both periods was primarily due to loan charge-offs, increases in specific reserves, loan growth, and changes to qualitative loss factors to reflect changes in industry conditions.

The Company recorded three charge-offs, primarily in the multi-family portfolio, for $3.5 million and recorded $15,000 of recoveries during the second quarter 2024. This compares to $9.5 million in charge-offs and $2,000 in recoveries during the second quarter of 2023 and to $0.9 million in charge-offs and $1,000 of recoveries in the first quarter of 2024.

As of June 30, 2024, non-performing loans were $143.5 million, or 1.30% of gross loans receivable, compared to $131.8 million, or 1.22%, as of March 31, 2024, and $82.0 million, or 0.80%, as of December 31, 2023. The increase in non-performing loans compared to both periods was primarily driven by multi-family and healthcare customers with delinquent payments on variable rate loans that have required higher payments due to interest rates remaining at elevated levels.

Securities Available for Sale

Total securities available for sale of $1.0 billion as of June 30, 2024 decreased $44.3 million, or 4%, compared to March 31, 2024, and decreased $96.7 million, or 9%, compared to December 31, 2023. The decrease was primarily due to maturities, sales, and repayments that were partially offset by purchases.

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As of June 30, 2024, Accumulated Other Comprehensive Losses (“AOCL”) of $0.5 million, related to securities available for sale, decreased $0.7 million, or 57%, compared to March 31, 2024, and decreased $2.0 million, or 80%, compared to December 31, 2023. The $0.5 million of AOCL as of June 30, 2024 represented less than 1% of total equity and less than 1% of total investment securities.

Total Deposits

Total deposits of $14.9 billion at June 30, 2024 increased $941.4 million, or 7%, compared to March 31, 2024, and increased $855.6 million, or 6%, compared to December 31, 2023. The change compared to March 31, 2024 was primarily due to growth in core deposits, reflecting an increase in certificates of deposit and demand accounts. The change compared to December 31, 2023 was primarily due to growth in core deposit accounts, reflecting an increase in certificates of deposit accounts that was partially offset by a decrease in demand accounts.

Core deposits of $8.8 billion at June 30, 2024 increased $574.0 million, or 7%, from March 31, 2024 and increased $705.9 million, or 9%, from December 31, 2023. Core deposits represented 59% of total deposits at June 30, 2024 and March 31, 2024, and 58% of total deposits at December 31, 2023.

Total brokered deposits of $6.1 billion at June 30, 2024 increased $367.4 million, or 6%, from March 31, 2024 and increased $149.7 million, or 3%, from December 31, 2023. As of June 30, 2024, brokered certificates of deposit had a weighted average remaining duration of 70 days.

Liquidity

Cash balances of $540.9 million as of June 30, 2024 increased by $32.1 million compared to March 31, 2024 and decreased by $43.5 million compared to December 31, 2023. The Company continues to have significant borrowing capacity, with unused lines of credit totaling $7.0 billion as of June 30, 2024 compared to $5.6 billion at March 31, 2024 and $6.0 billion at December 31, 2023. Furthermore, its $2.8 billion line of credit with the Federal Reserve Board alone could fund 118% of its uninsured deposits, which represented approximately 15% of total deposits as of June 30, 2024.

This liquidity enhances the ability to effectively manage interest expense and asset levels in the future. Additionally, the Company’s business model is designed to continuously sell or securitize a significant portion of its loans, which provides flexibility in managing its liquidity.

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Comparison of Operating Results for the Three Months Ended

June 30, 2024 and 2023

Net Interest Income of $128.1 million increased $22.5 million, or 21%, compared to $105.6 million, primarily reflecting an increase in both average balances and yields on loans and loans held for sale, as well as higher average yields and balances of securities available for sale, which were partially offset by higher average balances and interest rates on deposits, as well as higher average balances on borrowings.

●	Net interest margin of 2.99% increased 2 basis points compared to 2.97%. The margin was negatively impacted by approximately 6 basis points in the second quarter of 2024 from the net reversal of $2.5 million in accrued interest income associated with the movement of loans into nonaccrual status.

●	Interest rate spread of 2.45% increased 4 basis points compared to 2.41%.

Interest Income of $328.3 million increased $70.2 million, or 27%, compared to $258.1 million, reflecting an increase in both average balances and higher yields of loans and loans held for sale, as well as securities available for sale.

●	Average balances of $14.3 billion for loans and loans held for sale increased 20% compared to $12.0 billion.

●	Average yield on loans and loans held for sale of 7.97% increased 30 basis points compared to 7.67%.

●	Average balances of $1.0 billion for securities available for sale increased 54% compared to $672.9 million.

●	Average yield on securities available for sale of 5.72% increased 240 basis points compared to 3.32%.

Interest Expense of $200.2 million increased $47.7 million, or 31%, compared to $152.5 million. The increase reflected an increase in both average balances and rates on certificates of deposit and interest-bearing checking, as well as higher average balances on borrowings.

●	Average balances of $6.5 billion for certificates of deposit increased 38% compared to $4.7 billion.

●	Average interest rates of 5.43% for certificates of deposit increased 45 basis points compared to 4.98%.

●	Average balances of $4.9 billion for interest-bearing checking increased 15% compared to $4.3 billion.

●	Average interest rates of 4.74% for interest-bearing checking increased 24 basis points compared to 4.50%.

●	Average balances of $1.0 billion for borrowings increased 74% compared to $591.3 million.

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Noninterest Income of $31.4 million increased $1.5 million, or 5%, compared to $29.9 million, primarily due to a $2.2 million, or 26%, increase in net loan servicing fees and a $1.4 million, or 46%, increase in other income, partially offset by a $1.3 million, or 47%, decrease in mortgage warehouse fees.

●	Loan servicing fees included a $5.1 million positive fair market value adjustment to servicing rights, with a $0.6 million positive adjustment in the Banking segment and a $4.5 million positive adjustment in the Multi-family Mortgage Banking segment. This compared to a $3.4 million positive fair market value adjustment to mortgage servicing rights in the prior period, of which $1.3 million positive adjustment in the Banking segment and $2.1 million positive adjustment in the Multi-family Mortgage Banking segment.

Noninterest Expense of $50.4 million increased $6.1 million, or 14%, compared to $44.3 million reflecting increases in salaries and employee benefits to support business growth and increases in deposit insurance expenses. The higher noninterest expense also reflected a $1.6 million increase in other expenses primarily associated with ongoing premium expense for the credit default swap that was executed in March 2024.

●	The efficiency ratio of 31.59% decreased 112 basis points compared to 32.71%.

Comparison of Operating Results for the Three Months Ended

June 30, 2024 and March 31, 2024

Net Interest Income of $128.1 million increased 1%, compared to $127.1 million, primarily due to higher average balances on loans and loans held for sale, partially offset by higher average balances of deposits and on borrowings.

●	Net interest margin of 2.99% decreased 15 basis points compared to 3.14%, primarily due to a shift in business mix that reflected significant growth in the mortgage warehouse portfolio. The margin was also negatively impacted by approximately 6 basis points in the second quarter of 2024 from the net reversal of $2.5 million in accrued interest income associated with the movement of loans into nonaccrual status.

●	Interest rate spread of 2.45% decreased 13 basis points compared to 2.58%.

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Interest Income of $328.3 million increased $14.1 million, or 4%, compared to $314.2 million, reflecting an increase in average balances on loans and loans held for sale, interest earning deposits, and mortgage loans in process or securitization. The increases in interest income were partially offset by a decrease in average yields on loans and loans held for sale.

●	Average balances of $14.3 billion for loans and loans held for sale increased 6% compared to $13.5 billion.

●	Average balances of $438.4 million on interest earning deposits increased 27% compared to $346.2 million.

●	Average balances of $234.7 million for mortgage loans in process of securitization increased 70% compared to $137.9 million.

●	Average yields on loans and loans held for sale of 7.97% decreased 14 basis points compared to 8.11%, reflecting a net $2.5 million reversal of accrued interest income associated with the movement of loans into nonaccrual status during the quarter.

Interest Expense of $200.2 million increased 7% compared to $187.1 million. The increase was primarily driven by higher average balances on certificate of deposit accounts and borrowings. These were partially offset by lower rates on borrowings, as well as lower average balances on interest-bearing checking accounts.

●	Average balances of $6.5 billion for certificate of deposit accounts increased 15% compared to $5.7 billion.

●	Average balances of $1.0 billion for borrowings increased 44% compared to $716.9 million.

●	Average interest rates of 8.00% for borrowings decreased 103 basis points compared to 9.03%.

●	Average balances of $4.9 billion for interest-bearing checking accounts decreased 3% compared to $5.1 billion.

Noninterest Income of $31.4 million decreased $9.5 million, or 23%, compared $40.9 million, primarily due to an $8.6 million, or 44%, decrease in net loan servicing fees and a $2.1 million, or 39%, decrease in syndication and asset management fees.

●	Loan servicing fees included a $5.1 million positive fair market value adjustment to servicing rights, with a $0.6 million positive adjustment in the Banking segment and a $4.5 million positive adjustment in the Multi-family Mortgage Banking segment. This compared to a $14.0 million positive fair market value adjustment to servicing rights in the prior period, with a $0.8 million positive adjustment in the Banking segment and a $13.2 million positive adjustment in the Multi-family Mortgage Banking segment.

Noninterest Expense of $50.4 million increased $1.5 million, or 3%, compared to $48.9 million, driven by a $2.7 million, or 54%, increase in other expenses associated with ongoing premium expense for the credit default swap that was executed in March 2024. This increase was partially offset by a $1.2 million decrease in salaries and employee benefits

●	The efficiency ratio of 31.59% increased 246 basis points compared to 29.13%.

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About Merchants Bancorp

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple segments, including Multi-family Mortgage Banking that primarily offers multi-family housing and healthcare facility financing and servicing (through this segment it also serves as a syndicator of low-income housing tax credit and debt funds); Mortgage Warehousing that offers mortgage warehouse financing, commercial loans, and deposit services; and Banking that offers retail and correspondent residential mortgage banking, agricultural lending, and traditional community banking. Merchants Bancorp, with $18.2 billion in assets and $14.9 billion in deposits as of June 30, 2024, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, Merchants Asset Management, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

INVESTOR CONTACT: JOHN MACKE

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

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Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Assets
Cash and due from banks	$10,242	$17,924	$15,592	$10,633	$15,390
Interest-earning demand accounts	530,640	490,831	568,830	396,605	361,920
Cash and cash equivalents	540,882	508,755	584,422	407,238	377,310
Securities purchased under agreements to resell	3,304	3,329	3,349	3,385	3,412
Mortgage loans in process of securitization	209,244	142,629	110,599	476,047	298,907
Securities available for sale ($682,774, $700,640 and $722,497 utilizing fair value option at June 30, 2024, March 31, 2024 and December 31, 2023)	1,017,019	1,061,288	1,113,687	624,586	648,003
Securities held to maturity ($1,291,960, $1,176,178, $1,203,535, $1,010,745 and $1,058,590 at fair value, respectively)	1,291,110	1,175,167	1,204,217	1,012,801	1,062,017
Federal Home Loan Bank (FHLB) stock	67,499	64,215	48,578	48,219	39,130
Loans held for sale (includes $102,873, $84,513, $86,663, $90,875 and $82,931 at fair value, respectively)	3,483,076	3,503,131	3,144,756	3,477,036	3,058,013
Loans receivable, net of allowance for credit losses on loans of $81,028, $75,712, $71,752, $66,864 and $62,986, respectively	10,933,189	10,690,513	10,127,801	9,910,681	9,854,018
Premises and equipment, net	46,833	42,450	42,342	36,730	36,947
Servicing rights	178,776	172,200	158,457	162,141	147,288
Interest receivable	90,360	90,303	91,346	78,401	70,509
Goodwill	8,014	8,014	15,845	15,845	15,845
Other assets and receivables	343,116	360,582	307,117	242,126	263,473
Total assets	$18,212,422	$17,822,576	$16,952,516	$16,495,236	$15,874,872
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$383,260	$319,872	$520,070	$287,846	$349,387
Interest-bearing	14,533,807	13,655,789	13,541,390	12,719,492	12,710,477
Total deposits	14,917,067	13,975,661	14,061,460	13,007,338	13,059,864
Borrowings	1,159,206	1,835,985	964,127	1,654,075	1,016,836
Deferred and current tax liabilities, net	25,098	43,935	19,923	18,006	16,084
Other liabilities	222,904	190,527	205,922	183,102	221,788
Total liabilities	16,324,275	16,046,108	15,251,432	14,862,521	14,314,572
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 75,000,000 shares
Issued and outstanding - 45,757,567 shares, 43,354,718 shares, 43,242,928 shares, 43,240,212 shares and 43,237,300 shares	238,492	139,950	140,365	139,609	138,853
Preferred stock, without par value - 5,000,000 total shares authorized
7% Series A Preferred stock - $25 per share liquidation preference
Authorized - no shares at June 30, 2024 and 3,500,000 shares at March 31, 2024 and all prior periods presented
Issued and outstanding - no shares at June 30, 2024 and 2,081,800 shares at March 31, 2024 and all prior periods presented	—	50,221	50,221	50,221	50,221
6% Series B Preferred stock - $1,000 per share liquidation preference
Authorized - 125,000 shares
Issued and outstanding - 125,000 shares (equivalent to 5,000,000 depositary shares)	120,844	120,844	120,844	120,844	120,844
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 200,000 shares
Issued and outstanding - 196,181 shares (equivalent to 7,847,233 depositary shares)	191,084	191,084	191,084	191,084	191,084
8.25% Series D Preferred stock - $1,000 per share liquidation preference
Authorized - 300,000 shares
Issued and outstanding - 142,500 shares (equivalent to 5,700,000 depositary shares)	137,459	137,459	137,459	137,459	137,459
Retained earnings	1,200,778	1,138,083	1,063,599	998,252	928,875
Accumulated other comprehensive loss	(510)	(1,173)	(2,488)	(4,754)	(7,036)
Total shareholders' equity	1,888,147	1,776,468	1,701,084	1,632,715	1,560,300
Total liabilities and shareholders' equity	$18,212,422	$17,822,576	$16,952,516	$16,495,236	$15,874,872

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended			Change
	June 30,	March 31,	June 30,	2Q24	2Q24
	2024	2024	2023	vs. 1Q24	vs. 2Q23
Interest Income
Loans	$284,421	$271,998	$228,732	5%	24%
Mortgage loans in process of securitization	3,044	1,720	3,127	77%	-3%
Investment securities:
Available for sale	14,784	14,388	5,564	3%	166%
Held to maturity	19,799	20,522	17,311	-4%	14%
Federal Home Loan Bank stock	1,277	844	471	51%	171%
Other	4,948	4,701	2,864	5%	73%
Total interest income	328,273	314,173	258,069	4%	27%
Interest Expense
Deposits	179,651	171,022	137,801	5%	30%
Borrowed funds	20,503	16,095	14,651	27%	40%
Total interest expense	200,154	187,117	152,452	7%	31%
Net Interest Income	128,119	127,056	105,617	1%	21%
Provision for credit losses	9,965	4,726	22,603	111%	-56%
Net Interest Income After Provision for Credit Losses	118,154	122,330	83,014	-3%	42%
Noninterest Income
Gain on sale of loans	11,168	9,356	11,350	19%	-2%
Loan servicing fees, net	10,827	19,402	8,616	-44%	26%
Mortgage warehouse fees	1,524	982	2,865	55%	-47%
Loss on sale of investments available for sale (1)	—	(108)	—	-100%	—
Syndication and asset management fees	3,233	5,303	3,896	-39%	-17%
Other income	4,599	5,939	3,155	-23%	46%
Total noninterest income	31,351	40,874	29,882	-23%	5%
Noninterest Expense
Salaries and employee benefits	28,373	29,596	25,724	-4%	10%
Loan expenses	993	956	907	4%	9%
Occupancy and equipment	2,239	2,237	2,456	—	-9%
Professional fees	3,556	4,099	3,723	-13%	-4%
Deposit insurance expense	5,579	5,125	3,806	9%	47%
Technology expense	1,859	1,854	1,571	—	18%
Other expense	7,781	5,045	6,133	54%	27%
Total noninterest expense	50,380	48,912	44,320	3%	14%
Income Before Income Taxes	99,125	114,292	68,576	-13%	45%
Provision for income taxes (2)	22,732	27,238	3,274	-17%	594%
Net Income	$76,393	$87,054	$65,302	-12%	17%
Dividends on preferred stock	(7,757)	(8,667)	(8,668)	-10%	-11%
Impact of preferred stock redemption	(1,823)	—	—	-100%	-100%
Net Income Available to Common Shareholders	$66,813	$78,387	$56,634	-15%	18%
Basic Earnings Per Share	$1.50	$1.81	$1.31	-17%	15%
Diluted Earnings Per Share	$1.49	$1.80	$1.31	-17%	14%
Weighted-Average Shares Outstanding
Basic	44,569,345	43,305,985	43,235,398
Diluted	44,698,324	43,466,647	43,309,393

(1) Includes $0, $(108), and $0 respectively, related to accumulated other comprehensive losses reclassifications.

(2) Includes $0, $26, and $0 respectively, related to income tax benefit for reclassification items.

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Six Months Ended
	June 30,	June 30,
	2024	2023	Change
Interest Income
Loans	$556,419	$418,182	33%
Mortgage loans in process of securitization	4,764	4,775	—
Investment securities:
Available for sale	29,172	7,830	273%
Held to maturity	40,321	33,065	22%
Federal Home Loan Bank stock	2,121	898	136%
Other	9,649	4,613	109%
Total interest income	642,446	469,363	37%
Interest Expense
Deposits	350,673	242,243	45%
Borrowed funds	36,598	20,810	76%
Total interest expense	387,271	263,053	47%
Net Interest Income	255,175	206,310	24%
Provision for credit losses	14,691	29,470	-50%
Net Interest Income After Provision for Credit Losses	240,484	176,840	36%
Noninterest Income
Gain on sale of loans	20,524	18,083	13%
Loan servicing fees, net	30,229	10,976	175%
Mortgage warehouse fees	2,506	3,893	-36%
Loss on sale of investments available for sale (1)	(108)	—	-100%
Syndication and asset management fees	8,536	5,108	67%
Other income	10,538	6,086	73%
Total noninterest income	72,225	44,146	64%
Noninterest Expense
Salaries and employee benefits	57,969	47,870	21%
Loan expenses	1,949	1,711	14%
Occupancy and equipment	4,476	4,688	-5%
Professional fees	7,655	5,992	28%
Deposit insurance expense	10,704	5,984	79%
Technology expense	3,713	3,148	18%
Other expense	12,826	9,699	32%
Total noninterest expense	99,292	79,092	26%
Income Before Income Taxes	213,417	141,894	50%
Provision for income taxes (2)	49,970	21,637	131%
Net Income	$163,447	$120,257	36%
Dividends on preferred stock	(16,424)	(17,335)	-5%
Impact of preferred stock redemption	(1,823)	—	-100%
Net Income Available to Common Shareholders	$145,200	$102,922	41%
Basic Earnings Per Share	$3.30	$2.38	39%
Diluted Earnings Per Share	$3.29	$2.38	38%
Weighted-Average Shares Outstanding
Basic	43,937,665	43,207,655
Diluted	44,082,485	43,300,240

(1) Includes $(108) and $0 respectively, related to accumulated other comprehensive earnings reclassifications.

(2) Includes $26 and $0 respectively, related to income tax benefit for reclassification items.

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Three Months Ended			Change
	June 30,	March 31,	June 30,	2Q24		2Q24
	2024	2024	2023	vs. 1Q24		vs. 2Q23
Noninterest expense	$50,380	$48,912	$44,320	3%		14%

Net interest income (before provision for credit losses)	128,119	127,056	105,617	1%		21%
Noninterest income	31,351	40,874	29,882	-23%		5%
Total income	$159,470	$167,930	$135,499	-5%		18%

Efficiency ratio	31.59%	29.13%	32.71%	246	bps	(112	)bps

Average assets	$17,814,191	$16,793,072	$14,673,257	6%		21%
Net income	76,393	87,054	65,302	-12%		17%
Return on average assets before annualizing	0.43%	0.52%	0.45%
Annualization factor	4.00	4.00	4.00
Return on average assets	1.72%	2.07%	1.78%	(35	)bps	(6	)bps

Return on average tangible common shareholders' equity (1)	19.55%	25.34%	22.03%	(579	)bps	(248	)bps

Tangible book value per common share (1)	$31.27	$29.26	$24.14	7%		30%

Tangible common shareholders' equity/tangible assets (1)	7.86%	7.12%	6.58%	74	bps	128	bps

Consolidated ratios
Total capital/risk-weighted assets(2)	12.0%	11.7%	11.3%
Tier I capital/risk-weighted assets(2)	11.4%	11.2%	10.8%
Common Equity Tier I capital/risk-weighted assets(2)	8.7%	8.0%	7.3%
Tier I capital/average assets(2)	10.6%	10.5%	10.6%

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

(2) As defined by regulatory agencies; June 30, 2024 shown as estimates and prior periods shown as reported.

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common shareholders' equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total equity.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common shareholders' equity by the number of shares outstanding.

	Three Months Ended			Change
	June 30,	March 31,	June 30,	2Q24		2Q24
	2024	2024	2023	vs. 1Q24		vs. 2Q23
Net income	$76,393	$87,054	$65,302	-12%		17%
Less: preferred stock dividends	(7,757)	(8,667)	(8,668)	-10%		-11%
Less: preferred stock redemption	(1,823)	-	-	-100%		-100%
Net income available to common shareholders	$66,813	$78,387	$56,634	-15%		18%

Average shareholders' equity	$1,824,730	$1,747,660	$1,544,976	4%		18%
Less: average goodwill & intangibles	(8,140)	(10,494)	(16,858)	-22%		-52%
Less: average preferred stock	(449,387)	(499,608)	(499,608)	-10%		-10%
Average tangible common shareholders' equity	$1,367,203	$1,237,558	$1,028,510	10%		33%

Annualization factor	4.00	4.00	4.00
Return on average tangible common shareholders' equity	19.55%	25.34%	22.03%	(579	)bps	(248	)bps

Total equity	$1,888,147	$1,776,468	$1,560,300	6%		21%
Less: goodwill and intangibles	(8,108)	(8,163)	(16,794)	-1%		-52%
Less: preferred stock	(449,387)	(499,608)	(499,608)	-10%		-10%
Tangible common shareholders' equity	$1,430,652	$1,268,697	$1,043,898	13%		37%

Assets	$18,212,422	$17,822,576	$15,874,872	2%		15%
Less: goodwill and intangibles	(8,108)	(8,163)	(16,794)	-1%		-52%
Tangible assets	$18,204,314	$17,814,413	$15,858,078	2%		15%

Ending common shares	45,757,567	43,354,718	43,237,300

Tangible book value per common share	$31.27	$29.26	$24.14	7%		30%
Tangible common shareholders' equity/tangible assets	7.86%	7.12%	6.58%	74	bps	128	bps

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Six Months Ended
	June 30,	June 30,
	2024	2023	Change
Noninterest expense	$99,292	$79,092	26%

Net interest income (before provision for credit losses)	255,175	206,310	24%
Noninterest income	72,225	44,146	64%
Total income	$327,400	$250,456	31%

Efficiency ratio	30.33%	31.58%	(125	)bps

Average assets	$17,303,632	$13,784,434	26%
Net income	163,447	120,257	36%
Return on average assets before annualizing	0.94%	0.87%
Annualization factor	2.00	2.00
Return on average assets	1.89%	1.74%	15	bps

Return on average tangible common shareholders' equity (1)	22.30%	20.49%	181	bps

Tangible book value per common share (1)	$31.27	$24.14	30%

Tangible common shareholders' equity/tangible assets (1)	7.86%	6.58%	128	bps

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Six Months Ended
	June 30,	June 30,
	2024	2023	Change
Net income	$163,447	$120,257	36%
Less: preferred stock dividends	(16,424)	(17,335)	-5%
Less: preferred stock redemption	(1,823)	-	-100%
Net income available to common shareholders	$145,200	$102,922	41%

Average shareholders' equity	$1,786,195	$1,520,927	17%
Less: average goodwill & intangibles	(9,317)	(16,918)	-45%
Less: average preferred stock	(474,497)	(499,608)	-5%
Average tangible common shareholders' equity	$1,302,381	$1,004,401	30%

Annualization factor	2.00	2.00
Return on average tangible common shareholders' equity	22.30%	20.49%	181	bps

Total equity	$1,888,147	$1,560,300	21%
Less: goodwill and intangibles	(8,108)	(16,794)	-52%
Less: preferred stock	(449,387)	(499,608)	-10%
Tangible common shareholders' equity	$1,430,652	$1,043,898	37%

Assets	$18,212,422	$15,874,872	15%
Less: goodwill and intangibles	(8,108)	(16,794)	-52%
Tangible assets	$18,204,314	$15,858,078	15%

Ending common shares	45,757,567	43,237,300

Tangible book value per common share	$31.27	$24.14	30%
Tangible common shareholders' equity/tangible assets	7.86%	6.58%	128	bps

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:

Interest-bearing deposits, and other	$438,445	$6,225	5.71%	$346,150	$5,545	6.44%	$249,722	$3,335	5.36%
Securities available for sale	1,039,388	14,784	5.72%	1,085,114	14,388	5.33%	672,887	5,564	3.32%
Securities held to maturity	1,160,170	19,799	6.86%	1,196,633	20,522	6.90%	1,093,018	17,311	6.35%
Mortgage loans in process of securitization	234,706	3,044	5.22%	137,890	1,720	5.02%	280,092	3,127	4.48%
Loans and loans held for sale	14,347,165	284,421	7.97%	13,494,961	271,998	8.11%	11,968,565	228,732	7.67%
Total interest-earning assets	17,219,874	328,273	7.67%	16,260,748	314,173	7.77%	14,264,284	258,069	7.26%
Allowance for credit losses on loans	(76,456)			(71,544)			(54,411)
Noninterest-earning assets	670,773			603,868			463,384

Total assets	$17,814,191			$16,793,072			$14,673,257

Liabilities & Shareholders' Equity:

Interest-bearing checking	$4,935,123	58,128	4.74%	$5,070,393	60,688	4.81%	$4,307,736	48,296	4.50%
Savings deposits	145,262	19	0.05%	201,860	219	0.44%	236,012	299	0.51%
Money market	2,788,335	33,207	4.79%	2,817,382	33,644	4.80%	2,749,594	30,521	4.45%
Certificates of deposit	6,535,651	88,297	5.43%	5,694,933	76,471	5.40%	4,729,242	58,685	4.98%
Total interest-bearing deposits	14,404,371	179,651	5.02%	13,784,568	171,022	4.99%	12,022,584	137,801	4.60%

Borrowings	1,031,180	20,503	8.00%	716,853	16,095	9.03%	591,333	14,651	9.94%
Total interest-bearing liabilities	15,435,551	200,154	5.22%	14,501,421	187,117	5.19%	12,613,917	152,452	4.85%

Noninterest-bearing deposits	331,246			332,172			346,837
Noninterest-bearing liabilities	222,664			211,819			167,527
Total liabilities	15,989,461			15,045,412			13,128,281

Shareholders' equity	1,824,730			1,747,660			1,544,976

Total liabilities and shareholders' equity	$17,814,191			$16,793,072			$14,673,257

Net interest income		$128,119			$127,056			$105,617

Net interest spread			2.45%			2.58%			2.41%

Net interest-earning assets	$1,784,323			$1,759,327			$1,650,367

Net interest margin			2.99%			3.14%			2.97%

Average interest-earning assets to average interest-bearing liabilities			111.56%			112.13%			113.08%

Supplemental Results

(Unaudited)

($ in thousands)

	Net Income			Net Income
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2024	2024	2023	2024	2023
Segment
Multi-family Mortgage Banking	$9,037	$16,609	$11,242	$25,646	$13,208
Mortgage Warehousing	22,270	20,190	18,596	42,460	27,237
Banking	52,378	56,425	42,650	108,803	91,957
Other	(7,292)	(6,170)	(7,186)	(13,462)	(12,145)
Total	$76,393	$87,054	$65,302	$163,447	$120,257

	Total Assets
	June 30, 2024		March 31, 2024		December 31, 2023
	Amount	%	Amount	%	Amount	%
Segment
Multi-family Mortgage Banking	$428,299	2%	$416,454	2%	$411,097	2%
Mortgage Warehousing	5,626,055	31%	5,369,299	30%	4,522,175	27%
Banking	11,885,484	65%	11,760,028	66%	11,760,943	69%
Other	272,584	2%	276,795	2%	258,301	2%
Total	$18,212,422	100%	$17,822,576	100%	$16,952,516	100%

	Gain on Sale of Loans			Gain on Sale of Loans
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2024	2024	2023	2024	2023
Loan Type
Multi-family	$9,083	$8,423	$10,361	$17,506	$15,281
Single-family	524	280	202	804	479
Small Business Association (SBA)	1,561	653	787	2,214	2,323
Total	$11,168	$9,356	$11,350	$20,524	$18,083

Supplemental Results

(Unaudited)

($ in thousands)

	Loans Receivable and Loans Held for Sale
	June 30,	March 31,	December 31,
	2024	2024	2023
Mortgage warehouse repurchase agreements	$1,369,965	$1,142,994	$752,468
Residential real estate (1)	1,345,656	1,321,300	1,324,305
Multi-family financing	4,160,420	4,096,606	4,006,160
Healthcare financing	2,495,910	2,464,685	2,356,689
Commercial and commercial real estate (2)(3)	1,566,809	1,666,751	1,643,081
Agricultural production and real estate	70,244	65,977	103,150
Consumer and margin loans	5,213	7,912	13,700
	11,014,217	10,766,225	10,199,553
Less: Allowance for credit losses on loans	81,028	75,712	71,752
Loans receivable	$10,933,189	$10,690,513	$10,127,801

Loans held for sale	3,483,076	3,503,131	3,144,756
Total loans, net of allowance	$14,416,265	$14,193,644	$13,272,557

(1)     Includes $1.2 billion, $1.2 billion and $1.2 billion of All-In-One © first-lien home equity lines of credit as of June 30, 2024, March 31, 2024 and December 31, 2023, respectively.

(2)     Includes $1.0 billion, $1.1 billion and $1.1 billion of revolving  lines of credit collateralized primarily by mortgage servicing rights as of June 30, 2024, March 31, 2024 and December 31, 2023, respectively.

(3)     Includes only $6.8 million, $6.8 million and $8.4 million of non-owner occupied commerical real estate as of June 30, 2024, March 31, 2024  and December 31, 2023, respectively.

	Loan Credit Risk Profile
	June 30, 2024		March 31, 2024		December 31, 2023
	Amount	%	Amount	%	Amount	%
Pass	$10,523,378	95.6%	$10,410,748	96.7%	$9,879,659	96.9%
Special mention	244,000	2.2%	232,122	2.2%	191,267	1.9%
Substandard	246,839	2.2%	123,355	1.1%	128,577	1.2%
Doubtful	—	—	—	—	50	—
Loans receivable	$11,014,217	100.0%	$10,766,225	100.0%	$10,199,553	100.0%
Charge-offs (year-to-date)	$4,377		$925		$9,791
Recoveries (year-to-date)	$16		$1		$41

	Nonperforming Loans
	June 30,	March 31,	December 31,
	2024	2024	2023
Nonaccrual loans	$143,319	$78,804	$73,847
90 days past due and still accruing	133	52,982	8,168
Total nonperforming loans	$143,452	$131,786	$82,015
As a percentage of loans receivable	1.30%	1.22%	0.80%